Exhibit 10.1

Execution Version

JOSEPH W. BROWN

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made between Global Indemnity Group, LLC (“GIG” and, collectively with all predecessor companies and all entities controlled directly or indirectly by GIG, “GBLI”) and Joseph W. Brown (“Executive”).

1.

Separation Date: On November 2, 2026 (the “Separation Date”), Executive’s employment with GBLI, service as a member of the GIG board of directors (the “Board”), and service as an officer, director, trustee or otherwise of any GBLI entity or related benefit plan or trust, terminated (the “Separation”). Executive agrees and acknowledges that following the Separation Date, Executive no longer had the authority to act, transact business or incur any expenses, obligations or liabilities on behalf of GBLI. Executive hereby grants to the officers of GIG a limited power of attorney to sign in Executive’s name, and on Executive’s behalf, any documentation required or advisable in order to effect the Separation and ratifies any such actions taken after the Separation Date but prior to the date this Agreement is executed by Executive.

2.

Payment: Subject to Section 3 hereof and Executive’s compliance with the other terms of this Agreement, the General Release of Claims attached hereto as Exhibit A (the “Release”), Executive’s execution of the RCA (as defined below) and ongoing compliance with the terms thereof, and any other obligations Executive may have to GIG or GBLI, whether verbal, written or otherwise (all such terms and conditions, collectively, the “Executive Obligations”), as consideration for Executive’s cooperation with respect to the CEO transition described more fully in Section 5 hereof, the sufficiency of which is hereby acknowledged, GBLI shall pay to Executive a one-time cash payment of $4,300,000 (the “Payment”), payable within ten (10) days following the expiration of the revocation period described below in Section 7(c) hereof; provided, however, that GBLI’s obligation to make the Payment is subject to Executive’s compliance with the Executive Obligations. Executive acknowledges and agrees that all of Executive’s stock options (whether vested or unvested) shall be automatically cancelled upon the effectiveness of this Agreement for no consideration, and that upon such cancellation, Executive shall have no further rights in respect of the stock options, whether under the Global Indemnity Group, LLC 2023 Share Incentive Plan, the applicable award agreement or otherwise (including, without limitation, any rights pursuant to the Employment Agreement (as defined below)).

Except as specifically set forth in Section 2 of this Agreement, the Executive acknowledges and agrees that Executive is not entitled to receive any other payment or benefit from GIG or GBLI in connection with or as a result of Executive’s employment with GBLI or the termination thereof (other than earned but unpaid base salary through the Separation Date and Executive’s accrued but unused paid time off as of the Separation Date). Executive further waives any and all rights to receive any equity or equity-based awards or other compensation from GIG, GBLI or any of their respective affiliates.

3.

General Release of Claims: Executive agrees that the Payment is subject to Executive’s execution and non-revocation of the Release not later than 30 days after the date hereof. If the Release fails to become fully executed, delivered, and irrevocable within 30 days of the date hereof, this Agreement will be null and void and the Payment will not be payable to Executive. This Agreement will become effective and irrevocable on the eighth day after Executive signs this Agreement (including the Release) so long as Executive has not revoked the Release before such date (the “Effective Date”).

4.

Restrictive Covenants: As partial consideration for the Payment, concurrently with the execution of this Agreement, GIG and Executive shall enter into the Restrictive Covenant Agreement (the “RCA”) attached hereto as Exhibit B. The RCA shall be in full force and effect in accordance with its terms upon execution, and Executive is and shall remain subject to the restrictive covenants set forth therein (including, without limitation, the confidentiality, non-solicitation and non-competition covenants). Executive affirms that the restrictive covenants in the RCA are reasonable and necessary to protect the legitimate interests, including goodwill, of GIG and GBLI and that Executive received adequate consideration in exchange for agreeing to those restrictions and will abide by those restrictions.

5.

Cooperation: During the period from the Effective Date to the 18-month anniversary thereof, Executive agrees that he: (i) shall consult with the Board and GIG’s executive management team as may be requested by the Board from time to time to assist in the CEO leadership transition (including, if requested by GBLI, participating in discussions with clients of GBLI); and (ii) shall, upon GIG’s request, cooperate fully in any investigation, litigation, arbitration, regulatory proceeding or other dispute regarding events that occurred during Executive’s tenure with GBLI (any such matters, the “Cooperation Matters”). Executive hereby represents and warrants that he has not made any assurances, agreements, and/or promises (whether verbal, written or otherwise) to any third-party during his employment with GBLI in respect of or related to any Cooperation Matters, and that any such assurances, agreements, and/or promises in respect of or related to any Cooperation Matters are contained within the written agreements executed between GBLI and such third-parties. GBLI will reimburse Executive for reasonable out-of-pocket expenses that Executive incurs in extending such cooperation so long as Executive provides advance written notice of Executive’s request for reimbursement and provides satisfactory documentation of the expenses. In the event that GBLI requests Executive’s cooperation for in-person meetings, depositions, court appearances or similar assistance, GBLI agrees to pay Executive for his time at the rate of $2,500/hour.

6.

Material or Threatened Breach of Agreement: If Executive commits a material breach of this Agreement, which shall include any material breach of the Release, or threatens such a breach, GIG and/or GBLI shall provide Executive with written notice of the alleged breach and not less than ten (10) business days within which to cure it (if and to the extent such breach is reasonably capable of cure). If the breach remains uncured upon the expiration of any applicable cure period (or immediately, if the breach is not reasonably capable of cure), GIG and/or GBLI shall be entitled to obtain damages and injunctive relief as available under applicable law.

7.	Miscellaneous:

(a)

Deductions & Withholdings: GBLI shall make such deductions and withhold such amounts from any payment made to Executive hereunder as GBLI determines may be required from time to time by law. Regardless of the amount withheld or reported, Executive is solely responsible for all taxes in respect of compensation from Executive’s employment and separation therefrom except as otherwise noted in the section entitled “Excise Tax” of Executive’s Employment Agreement (as that term is defined below in Section 7(b) hereof).

2

(b)

Sole Agreement, Amendments, Waivers, & Consents; Interpretation: This Agreement and the Release, together with the RCA and the section entitled “Indemnification” in the previously executed Chief Executive Officer Agreement, dated January 18, 2024, by and between GIG and Executive (the “Employment Agreement”), and any other sections of the Employment Agreement incorporated by reference under Section 7(e) hereof, which, in each case, shall be in full force and effect in accordance with their terms, supersede all prior agreements between Executive and GIG (including its subsidiaries and affiliates) relating to Executive’s employment by GIG or GBLI or the termination thereof, including, without limitation, any incentive-based compensation agreements (whether equity, equity-based or otherwise), and any restrictive covenants under any other agreement (including any prior restrictive covenant agreements) between Executive and GIG or GBLI. This Agreement may only be amended, the provisions hereof may only be waived, and consents and notices hereunder shall only be effective if the amendment, waiver, notice, or consent is evidenced by a written document (including email) that is executed by Executive and GIG (as approved by the Board). The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”.

(c)

Release Acknowledgment. Executive acknowledges that he has been advised that: (i) he should consult with an attorney prior to executing this Agreement or the Release; (ii) nothing in this Agreement or the Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law; (iii) Executive has had 21 days to consider this Agreement and the Release and will have seven days following the execution of the Release to revoke the Release; and (iv) the Release shall not be effective until after the revocation period has expired without revocation. In the event Executive signs this Agreement or the Release and returns it in less than the 21-day period identified above, Executive acknowledges that he has freely and voluntarily chosen to waive the remainder of such 21-day period. Executive agrees that changes, whether material or immaterial, do not restart the running of the 21-day period.

(d)

No Admission. Executive acknowledges that neither this Agreement, nor promises made pursuant to this Agreement, shall be taken or construed to be an admission or concession of any kind with respect to liability or alleged wrongdoing by GIG, GBLI, and/or the Releasees (as defined in the Release). Moreover, this Agreement shall not be admissible in any proceeding as evidence of any improper action by GIG, GBLI, and/or the Releasees and shall only be admissible to enforce the terms of this Agreement.

(e)

Incorporation by Reference of Certain Provisions of the Employment Agreement. The provisions of the sections entitled “Excise Tax”, “Arbitration” and “IRC 409A” of the Employment Agreement are hereby incorporated into this Agreement and shall apply, mutatis mutandis, to this Agreement. Executive agrees that this Agreement and the provisions hereof shall be deemed “Confidential Information” for purposes of the RCA.

(f)

Counterparts. This Agreement may be (i) executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement, and (ii) executed and delivered by email or other electronic transmission with the same effect as if a manually signed original were personally delivered.

[Signature Page Follows]

3

By their execution below, the parties hereto acknowledge their agreement to the foregoing:

GLOBAL INDEMNITY GROUP, LLC

By:	/s/ Saul Fox
Saul Fox
Chairman Global Indemnity Group, LLC
Authorized Signatory

Date Executed: November 11, 2026

EXECUTIVE

By:	/s/ Joseph W. Brown
Joseph W. Brown

Date Executed: November 11, 2026

[Signature Page to Separation Agreement]

Exhibit A

GENERAL RELEASE OF CLAIMS

1.

General Release of Claims. Pursuant to the terms of the Separation Agreement and General Release (the “Separation Agreement”) entered into on November 11, 2026 between Global Indemnity Group, LLC (“GIG” and, collectively with all predecessor companies and all entities controlled directly or indirectly by Global Indemnity Group, LLC, “GBLI”) and Joseph W. Brown (“Executive”), and in exchange for the payments and benefits provided under the Separation Agreement, which Executive acknowledges Executive would not otherwise be entitled to receive, Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by GBLI, Fox Paine & Company, LLC (“Fox Paine”), Saul Fox (and his spouse), and each of their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, direct and indirect parents and subsidiaries, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, predecessor and successor corporations and assigns, and all persons acting with or on behalf of them (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s heirs, family members, executors, agents, and assigns, hereby and forever releases and discharges the Releasees from any and all claims, complaints, charges, duties, obligations, demands, or causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, failures to act, facts, or damages that have occurred up until and including the date Executive executes this General Release of Claims (the “Release”), including, without limitation:

(a)

any and all claims relating to or arising from Executive’s employment relationship with GBLI and/or any of the Releasees and the termination of that relationship, including any and all claims relating to or arising from Executive’s compensation or benefits from such employment relationship (including all salary, bonuses, incentive compensation, accrued paid time off, reimbursable expenses and all other compensation or benefits of any form);

(b)

any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of GIG and/or any of the Releasees, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)

any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d)

any and all claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between any Releasees and Executive existing as of the date hereof (whether or not known or arising before, on or after the date Executive executes this Agreement);

(e)

any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973: the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967 (“ADEA”); the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the laws and Constitution of the Commonwealth of Pennsylvania, the laws and Constitution of the State of New York and the City of New York, the Tennessee Human Rights Act, the Tennessee Pregnant Workers Fairness Act, the Tennessee Public Protection Act and the Tennessee Disability Act, each as amended, or any other federal, state or local law, regulation, ordinance or common law;

(f)	any and all claims for violation of the federal or any state constitution;

(g)	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(h)

any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Separation Agreement;

(i)	any and all claims for attorneys’ fees and costs; and

(j)	any other claims whatsoever.

Executive agrees that this Release shall be and remain in effect in all respects as a complete general release as to the matters released. This Release does not extend to any obligations incurred under the Separation Agreement or Executive’s indemnification rights under the Chief Executive Officer Agreement, dated as of January 18, 2024, by and between GIG and Executive, any claims accruing after the execution of this Release, any rights or claims Executive may have to workers’ compensation or unemployment benefits, claims for accrued, vested benefits under the terms of any employee retirement plan of GBLI or for reimbursement under the terms of any group health or disability plan in which Executive participated in accordance with the terms of such plans and applicable law, or any rights Executive may have under any D&O insurance policy maintained by GIG and/or any of the Releasees. This Release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge or investigation by, the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against GIG (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages or other relief against GIG and/or any of the Releasees; and Executive’s release of claims herein bars Executive from recovering such monetary or other relief from GIG and/or any of the Releasees). Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released herein.

2.

Acknowledgment that Waiver of Claims is Knowing and Voluntary: Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the ADEA and that the waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive executes this Release. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive is hereby advised by this writing that: (a) Executive should consult with an attorney prior to executing this Release; (b) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law; (c) Executive has 21 days to consider this Release and the Separation Agreement thoroughly and seven days following the execution of this Release and the Separation Agreement to revoke this Release and the Separation Agreement and may do so by emailing GIG’s Sr. Vice President, Human Resources, at      ; and (d) this Release shall not be effective until after the revocation period has expired without revocation. In the event Executive signs this Release and returns it to GIG in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Release. Executive agrees that changes, whether material or immaterial, do not restart the running of the 21-day period.

3.

Unknown Claims: Executive acknowledges that Executive has been advised to consult with legal counsel and that Executive is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Executive’s favor at the time of executing the release, which, if known by Executive, must have materially affected Executive’s settlement with the Releasee. Executive, being aware of said principle, agrees to expressly waive any rights Executive may have to that effect, as well as under any other statute or common law principles of similar effect.

4.

No Claims or Pending or Future Lawsuits: Executive represents that Executive has no lawsuits, claims, or actions pending (directly or indirectly) in Executive’s name, or on behalf of any other person or entity, against GBLI or any of the other Releasees. Executive also represents and warrants that Executive shall not bring any lawsuit or other action related to any released claim and does not intend to bring any other claims (directly or indirectly) on Executive’s own behalf or on behalf of any other person or entity against GBLI or any of the other Releasees. Specifically, Executive represents that Executive does not have, and has not asserted in the past, any claims against GBLI or any of the other Releasees, the factual foundation of which involves unlawful discrimination, harassment or retaliation.

IN WITNESS WHEREOF, the Executive has executed and delivered this Release as of the date indicated below.

/s/ Joseph W. Brown
Joseph W. Brown

Date: November 11, 2026

Exhibit B

RESTRICTIVE COVENANT AGREEMENT

(see attached)

B-1

Execution Version

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (“Agreement”), dated as of November 11, 2026 (the “Effective Date”), is made by and between Global Indemnity Group, LLC (the “Company” and, collectively with all predecessor and successor companies and all entities controlled directly or indirectly by the Company, “GBLI”) and Joseph W. Brown (“Brown”).

RECITALS

WHEREAS, effective as of November 2, 2026 (the “Separation Date”), Brown’s employment with GBLI, his service as a member of the Company Board (as defined below), and his service as an officer, director, trustee or in any other capacity with any GBLI entity or any related benefit plan or trust, terminated (the “Separation”);

WHEREAS, in connection with the Separation, Brown and the Company have entered into a Separation Agreement and General Release, dated as of November 11, 2026 (the “Separation Agreement”), to which this Agreement is attached as an exhibit, which sets forth, among other provisions, the terms and conditions of the Separation, including Brown’s eligibility to receive the Payment (as defined in the Separation Agreement); and

WHEREAS, Brown is entering into this Agreement in consideration of, and as a material inducement and condition to, the Company’s agreement to provide the Payment, which constitutes good, valuable and sufficient consideration for the covenants set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.

Non-Competition: Brown hereby agrees that from the Separation Date until November 2, 2028, Brown shall not, directly or indirectly, alone or in association with any other person, corporation, partnership, limited liability company, sole proprietorship or unincorporated business or any non-U.S. business entity (whether or not for profit) (any such entity, a “Business”), operate, manage, control, participate in the operation, management or control of, serve as a director, manager or officer for, become employed or engaged in an executive, management or supervisory role by, or provide consulting, advisory, business, investment, strategic, sales, financial, operational, or technical advice or services to, any Competing Business (as defined below) in the United States. Nothing in this Section 1 shall be construed as denying Brown the right to own securities of any corporation listed on a national securities exchange in an amount up to 5% of the outstanding number of such securities.

For purposes of this Agreement, the term “Competing Business” shall mean any Business engaged in (i) the business of providing specialty property or casualty insurance, or reinsurance, products and services for commercial businesses or (ii) any activity that is directly competitive with any other aspect of the business currently conducted by GBLI or any of its subsidiaries or affiliates in which Brown materially participated in any capacity during the term of Brown’s employment.

2.

Non-Solicitation: Brown hereby agrees that from the Separation Date until November 2, 2028, Brown shall not, directly or indirectly, (a) employ, solicit or retain, or solicit, induce or encourage any other person or entity to employ or retain, any person who is employed or retained by GBLI or any of its subsidiaries or affiliates and has access to or develops Confidential Information, or solicit, induce or encourage any such person to leave employment with GBLI or its subsidiaries and affiliates, or (b) solicit any current or former customer or client of GBLI or its subsidiaries and affiliates with whom or which Brown had contact or about whom or which Brown received Confidential Information during Brown’s employment with the Company, or encourage any such customer or client to cease being a customer or client of GBLI or its subsidiaries and affiliates. Notwithstanding the foregoing, the non-solicitation restrictions of this Section 2 shall not apply to (i) any employee of GBLI or any of its subsidiaries and affiliates with whom Brown did not have contact or about whom Brown did not learn Confidential Information during Brown’s employment with the Company; (ii) the placement of general advertisements or the use of general search firm services with respect to a particular geographic area, but which are not targeted, directly or indirectly, towards employees of GBLI or any of its subsidiaries and affiliates; provided, however, that the no-hire restrictions of this Section 2 shall continue to apply to any employee otherwise subject to the restrictions herein who is solicited in accordance with the immediately prior clause; or (iii) any customer or client with whom or which Brown had a business relationship prior to commencing employment with the Company.

3.	Confidential Information:

(a)

Brown shall use best efforts and diligence from the Separation Date and at all times thereafter to protect the confidential, trade secret and/or proprietary character of all Confidential Information and Trade Secret Information (as defined below). Brown shall not, directly or indirectly, use (for Brown’s benefit or for the benefit of any other person) or disclose any Confidential Information or Trade Secret Information, for so long as it shall remain proprietary or protectable, except as may be permitted by applicable law or Sections 3(b) or 6 of this Agreement. For purposes of this Agreement, “Confidential Information” shall mean all confidential information of GBLI and Fox Paine & Company, LLC (“Fox Paine”), regardless of the form or medium in which it is or was created, stored, reflected or preserved, information that is either developed by Brown (alone or with others) or to which Brown shall have had access during any employment with the Company or in connection with any subsequent transition services thereafter. Confidential Information includes, but is not limited to, Trade Secret Information, and also includes information that is or was learned or acquired by GBLI from others with whom GBLI has a business relationship or had a business relationship during Brown’s tenure in which, and as a result of which, such information is revealed to GBLI and all materials and communications distributed in any form to the Board of Directors of the Company (the “Company Board”) and each of their respective committees and all non-public information about meetings, presentations and discussions relating to issues, deliberations and decisions between and among the Company Board or any of its directors and advisors. For purposes of this Agreement, “Trade Secret Information” shall mean all information, regardless of the form or medium in which it is or was created, stored, reflected or preserved, that is not commonly known by or generally available to the public and that: (i) derives or creates economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. GBLI’s Trade Secret Information may include, but is not limited to, all confidential information relating to or reflecting GBLI’s research and development plans and activities; compilations of data; product plans; sales, marketing and business plans and strategies; pricing, price lists, pricing methodologies and profit margins; current and planned incentive, recognition and rewards programs and services; personnel; inventions, concepts, ideas, designs and formulae; current, past and prospective customer lists (including, without limitation, agents, brokers and other such producer relationships); current, past and anticipated customer needs, preferences and requirements; market studies; computer software and programs (including object code and source code); and computer and database technologies, systems, structures and architectures. Brown understands that Confidential Information and/or Trade Secret Information may or may not be or have been labeled as such, and Brown shall treat all information that appears or appeared to be Confidential Information and/or Trade Secret Information as confidential unless otherwise informed or authorized by the Company. Nothing in this Agreement shall be construed to mean that GBLI owns any intellectual property or ideas that were conceived by Brown before Brown commenced employment with the Company. Subject to Section 3(b), nothing in this Section 3(a) shall prevent Brown from complying with a valid legal requirement (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or Trade Secret Information.

(b)

Except as provided in Section 6, Brown agrees that, if Brown is legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or Trade Secret Information, Brown shall promptly notify the Company of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of the Company, to waive compliance with the provisions of this Section 3. Thereafter, Brown shall use reasonable efforts, in cooperation with the Company or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, Brown is compelled to disclose the Confidential Information or Trade Secret Information or else stand liable for contempt or suffer other sanction, censure or penalty, Brown shall disclose only so much of the Confidential Information or Trade Secret Information to the party compelling disclosure as Brown believes in good faith, on the basis of advice of counsel, is required by law, and Brown shall give the Company prior notice of the Confidential Information or Trade Secret Information Brown believes Brown is required to disclose. The Company shall reimburse any reasonable legal fees and related expenses Brown incurs in order to comply with this Section 3(b).

4.

Non-Disparagement: Subject to Section 6, Brown shall not make, either directly or indirectly, any oral or written negative, disparaging or adverse statements or representations of or concerning GBLI or Fox Paine or their respective subsidiaries or affiliates, any of their clients, customers or businesses, or any of their current or former officers, directors, employees or shareholders and (ii) the Company’s executive officers, directors and designated spokespersons shall not make any oral or written negative, disparaging or adverse statements or representations of or concerning Brown.

5.	Acknowledgments; Blue Pencil:

(a)

Brown acknowledges and agrees that the Company has customers, markets its products and services and otherwise operates across the United States. Brown further acknowledges and agrees that the restrictions and covenants contained in this Agreement are reasonably required for the protection of GBLI’s goodwill, Confidential Information and Trade Secret Information, and are reasonable with respect to subject matter, time period and geographical area. Brown covenants and agrees not to contest or dispute the reasonableness, validity or enforceability of the provisions of this Agreement.

(b)

If it is determined by a court of competent jurisdiction in any state that any restriction in this Agreement is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

6.	Permitted Disclosures:

(a)

Nothing in this Agreement, the Separation Agreement or any other agreement Brown may have with GBLI shall be interpreted or applied to prohibit Brown from (i) voluntarily communicating with an attorney retained by Brown; (ii) voluntarily communicating with or testifying before any law enforcement or government agency, including the U.S. Securities and Exchange Commission (the “SEC”), the National Labor Relations Board (“NLRB”), the United States Department of Labor, the Equal Employment Opportunity Commission, any state or local commission on human rights, or any self-regulatory organization, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by, any such entity, in each case, regarding possible violations of law and without advance notice to the Company; (iii) discussing or disclosing information about sexual harassment in the workplace; or (iv) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Brown is entitled.

(b)

Nothing in or about this Agreement prohibits Brown from: (i) filing and, as provided for under Section 21F of the U.S. Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the SEC; (ii) providing Confidential Information or Trade Secret Information to the SEC, or providing the SEC with information that would otherwise violate Section 3 of this Agreement, to the extent permitted by Section 21F of the U.S. Securities Exchange Act of 1934; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) seeking or receiving a monetary award as set forth in Section 21F of the U.S. Securities Exchange Act of 1934.

(c)

Furthermore, Brown is advised that Brown shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Confidential Information or Trade Secret Information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

7.	Breach:

(a)

Material Breach of Agreement: If Brown commits a material breach of this Agreement, or threatens such a breach, the Company shall provide Brown with written notice of the alleged breach and not less than ten (10) business days within which to cure it (if and to the extent such breach is reasonably capable of cure). If the breach remains uncured upon the expiration of any applicable cure period (or immediately, if the breach is not reasonably capable of cure), the Company shall be entitled to obtain damages and injunctive relief as available under applicable law.

(b)

Injunctive Relief: Brown acknowledges that a material violation on Brown’s part of any of the covenants contained in this Agreement hereof would cause immeasurable and irreparable damage to the Company, GBLI and Fox Paine in an amount that would be material but not readily ascertainable, and that any remedy at law would be inadequate. Accordingly, Brown agrees that, in addition to any other rights it may have under this Agreement, the Company and GBLI and Fox Paine, as third party beneficiaries of this Agreement, shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have.

8.	Miscellaneous:

(a)

Governing Law: This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its principles of conflict of laws, and any disputes or differences under this Agreement shall be determined under the exclusive jurisdiction of the state and federal courts located in New York.

(b)

Amendments, Waivers, & Consents: This Agreement may only be amended, the provisions hereof may only be waived, and consents and notices hereunder shall only be effective if the amendment, waiver, notice, or consent is evidenced by a written document (including email) that is executed by Brown and the Company (as approved by the Company Board in its sole discretion).

(c)

Severability: In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(d)

Counterparts: This Agreement may be executed in any number of counterparts by the parties hereto (including by means of telecopied signature pages or signature pages in “pdf” or a similar format sent as an attachment to an email message), each of which shall be deemed to be one and the same instrument.

(e)	Third Party Beneficiary: The parties acknowledge and agree that GBLI and Fox Paine are intended to be, and shall have the rights of, a third party beneficiary to this Agreement.

[Remainder of Page Intentionally Left Blank]

By their execution below, the parties hereto acknowledge their agreement to the foregoing as of the Effective Date of this Agreement:

GLOBAL INDEMNITY GROUP, LLC

By:	/s/ Saul Fox
Saul Fox
Chairman Global Indemnity Group, LLC
Authorized Signatory

JOSEPH W. BROWN

By:	/s/ Joseph W. Brown
Joseph W. Brown

[Restrictive Covenant Agreement Signature Page]